Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-119814

                  Prospectus Supplement Dated January 19, 2006
            (To Prospectus filed on May 6, 2005 File No. 333-119814)

                       INNOVATIVE CARD TECHNOLOGIES, INC.

                                   PROSPECTUS

                        3,178,331 shares of Common Stock

      This Prospectus Supplement, together with the Prospectus listed above, is required to be delivered by certain holders of the above-referenced shares or by their transferees, pledges, donees or their successors in connection with the offer and sale of the above-referenced shares.

      This Prospectus Supplement supplements our prospectus dated May 5, 2005 with the following additions and changes:

      The table captioned "Selling Stockholders" commencing on page 11 of the Prospectus is hereby amended to reflect the following changes.

-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
Name of Selling            Number of Shares        Number of Shares         Number of Shares        Percentage Owned
Stockholder                Owned Before Offering   Being Offered            Owned After             After Offering(1)
                                                                            Offering(1)
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
Bear Sterns Securities     200,000                 200,000                  0                       *
Corp. Custodian J.
Steven Emerson IRA RO(2)
-------------------------  ----------------------  -----------------------  ----------------------  ----------------------
* Indicates less than one percent.

(1) Assumes that all shares will be resold by the selling stockholders after this offering.

(2) The natural person with voting and investment decision for the selling stockholder is J. Steven Emerson.

Any information that is modified or superseded in the prospectus shall not be deemed to constitute a part of the prospectus except as modified or superseded by this Prospectus Supplement.